                                                                    EXHIBIT 3.i

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                             MASCO INDUSTRIES, INC.

                                    * * * * *

     MASCO INDUSTRIES, INC., a corporation organized and existing under the Laws of the State of Delaware (the "Company"), hereby certifies as follows:

     FIRST: The name of the Company is MASCO INDUSTRIES, INC. The date of filing its original Certificate of Incorporation with the Secretary of State was March 15, 1984.

     SECOND: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     THIRD: The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     1.   The name of the corporation is:
                    MASCO INDUSTRIES, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock the corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares.

     Two hundred fifty million (250,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and twenty-five million (25,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          A. Each share of common stock shall be equal in all respects to all other shares of such stock, and each share of outstanding common stock is entitled to one vote.

          B. Each share of preferred stock shall have or not have voting rights as determined by the Board of Directors prior to issuance.

          Dividends on all outstanding shares of preferred stock must be declared and paid, or set aside for payment, before any dividends can be declared and paid, or set aside for payment, on the shares of common stock with respect to the same dividend period.

          In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to an amount per share to be determined before issuance by the Board of Directors, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of such liquidation, dissolution or winding up of the Company. After the making of such payments to the holders of the preferred stock, the remaining assets of the Company shall be distributed among the holders of the common stock alone, according to the number of shares held by each. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the preferred stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the preferred stock.

          The Board of Directors shall have authority to divide the shares of preferred stock into series and fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include the determination of any or all of the following, and the shares of each series may vary from the shares of any other in the following respects: (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;
     (b) the rate of dividend, cumulative or noncumulative, and the extent of further participation in dividend distribution, if any; (c) the prices at which issued (at not less than par) and the terms and conditions upon which the shares may be redeemable by the Company; (d) sinking fund provisions for the redemption or purchase of shares; (e) the voting rights; and (f) the terms and conditions upon which the shares are convertible into other classes of stock of the Company, if such shares are to be convertible.

          C. No holder of any class of stock issued by this Company shall be entitled to pre-emptive rights.

          D. The number of authorized shares of each class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, voting together as a single class.

     5. (a) The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1988 Annual Meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding Annual Meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise required by law, any vacancy on the Board of

Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall serve for the remaining term of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation with respect to such stock, such directors so elected shall not be divided into classes pursuant to this Article 5, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article 5, in each case unless expressly provided by such terms.

     (b) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. Any stockholder entitled to vote in the election of directors, however, may nominate one or more persons for election as director only if written notice of such stock-holder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of stockholders, 45 days in advance of the date on which the Company's proxy statement was released to stockholders in connection with the previous year's Annual Meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stock-holders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall include: (A) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated;
(B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(C) a description of all arrangements or understanding between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and

Exchange Commission if the nominee had been nominated by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Company if elected. The chairman of any meeting of stockholders may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure.

     (c) Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as a single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this
Article 5.

     6. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by any such holders. Except as otherwise required by law, special meetings of stockholders of the Company may be called only by the Chairman of the Board, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company which shall have the right, voting separately by class or series, to elect directors. Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this Article 6.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     To make, alter or repeal the by-laws of the Company.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

     To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Company.

     8. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     9. Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

     10. Meetings of stockholders may be held outside the State of Delaware, if the bylaws so provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Company. Elections of Directors need not be by ballot unless the bylaws of the Company shall so provide.

     11. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     12. A. The affirmative vote of the holders of 95% of all shares of stock of the Company entitled to vote in elections of directors, considered for the purposes of this Article 12 as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of stock of the Company entitled to vote in elections of directors considered for the purposes of this
Article 12 as one class; provided that such 95% voting requirement shall not be applicable if:

          (a) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Company in such business combination bears the same or a greater percentage relationship to the market price of the Company's common stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) which such other entity has theretofore paid for any of the shares of the Company's common stock already owned by it bears to the market price of the common stock of the Company immediately prior to the commencement of acquisition of the Company's common stock by such other entity;

          (b) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Company in such business combination: (i) is not less than the highest per share price (including brokerage commissions and soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Company's common stock, and
     (ii) is not less than the earnings per share of common stock of the Company for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price/earnings multiple (if any) of such other entity as customarily computed and reported in the financial community;

          (c) After such other entity has acquired a 30% interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Company's Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the Company's public common stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) there shall have been no reduction in the rate of dividends payable on the Company's common stock except as necessary to insure that a quarterly dividend payment does not exceed 5% of the net income of the Company for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of the directors;
     (iii) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Company (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional shares of the Company's outstanding common stock or securities convertible into common stock except as a part of the transaction which results in such other entity acquiring its 30% interest;

          (d) Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits of or provided by the Company, or (ii) made any major change in the Company's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination; and

          (e) A proxy statement responsive to the requirements of the United States securities laws shall be mailed to all common stockholders of the Company for the purpose of soliciting stockholder approval of such business combination and shall contain on its first page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Company (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Company upon receipt of such opinion).

     The provisions of this Article 12 shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of 30% or more the outstanding shares of stock of the Company entitled to vote in elections of directors considered for the purposes of this Article 12 as one class, notwithstanding the fact that such other entity has reduced its shareholdings below 30% if, as of the record date for the determination of stockholders entitled to notice of and to vote on the business combination, such other entity is an "affiliate" of the Company (as hereinafter defined).

     B. As used in this Article 12, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Company, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 31, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Company's stock within the meaning of the Securities Act of 1933; provided, however, that an "other entity" shall not in any event include any entity owning 30% or more of the outstanding shares of stock of the Company entitled to vote in the elections of directors considered for purposes of this Article 12 as one class at the time of the adoption of this
Article 12, any subsidiary of such entity, or any corporation succeeding to the business of such entity if (i) such business as conducted immediately prior to such succession is, immediately after such succession, the sole business of such successor, and (ii) the stockholders of the corporation conducting such business immediately prior to such succession are, immediately after such succession, the sole stockholders of the successor corporation or of a corporation owning all of the capital stock of such successor corporation; (b) an other entity shall be deemed to be the beneficial owner of any shares of stock of the Company which the other entity (as defined above) has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Company shall include shares deemed owned through application of clause; (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the Company with or into any other entity, or the sale or lease of all or any substantial part of the assets of the Company to, or any sale or lease to the Company or any subsidiary thereof in exchange for securities of the Company of any assets (except assets having an aggregate fair market value of less than $5,000,000) of, any other entity; (e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Company elected by stockholders prior to the time that such other entity acquired in excess of 10% of the stock of the Company entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors; and (f) for the purposes of subparagraphs A(a) and (b) of this Article 12 the term "other consideration to be received" shall mean, in addition to other consideration received, if any, capital stock of the Company retained by its existing public stockholders in the event of a business combination with such other entity in which the Company is the surviving corporation; and (g) the exclusion of an entity from constituting an "other entity" under subparagraph B(a) of this
Article 12 shall only continue to be effective if such entity does not thereafter decrease such ownership percentage to less than 30% (other than through the Company's issuance of its capital stock) and subsequently reacquire such a 30% interest and provided that, upon any such decrease and subsequent reacquisition, such entity shall be deemed for purposes of this Article 12 to have first become an "other entity" and to first have acquired capital stock of the Company on the date of such reacquisition.

     C. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article 12 on the basis of information known to them whether (a) such other entity beneficially owns 30% or more of the outstanding shares of stock of the Company entitled to vote in elections of directors; (b) an other entity is an "affiliate" or "associate" (as defined above) of another; (c) an other entity has an agreement, arrangement or understanding with another; or (d) the assets being acquired by the Company, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

     D. No amendment to the Certificate of Incorporation of the Company shall amend or repeal any of the provisions of this Article 12, unless the amendment effecting such amendment or repeal shall receive the affirmative vote of the holders of 95% of all shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article 12 as one class; provided that this paragraph D shall not apply to, and such 95% vote shall not be required for, any amendment or repeal unanimously recommended to the stockholders by the Board of Directors of the Company if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph B of this Article 12.

     E. Nothing contained in this Article 12 shall be construed to relieve any other entity from any fiduciary obligation imposed by law.

     13. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.
If the Delaware General Corporation Law hereafter is amended to authorize the further limitation or elimination of the liability of directors, then the liability of a director of the Company, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article 13 shall not increase the liability of any director of the Company for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     14.  A.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person's heirs, executors and administrators. The Company shall indemnify a director, officer or employee in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such Director, officer or employee only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final. judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article 14 or otherwise.

      B. The Company may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any agent of the Company and to any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

     C. The rights to indemnification and to the advancement of expenses conferred in this Article 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

     FOURTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, said MASCO INDUSTRIES, INC. has caused its corporate seal to be affixed and this Certificate to be signed by Richard A. Manoogian, its Chairman of the Board, and attested by Timothy Wadhams, its Assistant Secretary, this 31st day of May, 1988.

                                         MASCO INDUSTRIES, INC.

                                          BY/s/ Richard A. Manoogian
                                            ------------------------------------
                                            Richard A. Manoogian
                                            Chairman of the Board

ATTEST:

/s/ Timothy Wadhams
-------------------
Timothy Wadhams
Assistant Secretary

STATE OF MICHIGAN   )
                    )
COUNTY OF WAYNE     )

     I,                       , a notary public, do hereby certify that on this
day of May, 1988, personally appeared before me Richard A. Manoogian, who, being by me first duly sworn, declared that he is the Chairman of the Board that he signed the foregoing document as the act and deed of said corporation, and that the statements therein contained are true.

                                          /s/ Terry Lynn Przybylo
                                          --------------------------

                                          Notary Public
                                          Wayne County, Michigan

My commission expires _______.

                             MASCO INDUSTRIES, INC.

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                        12% EXCHANGEABLE PREFERRED STOCK

                            PAR VALUE $1.00 PER SHARE
                        LIQUIDATION VALUE $100 PER SHARE

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     The undersigned, the Chairman of the Board of Directors of Masco Industries, Inc., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that the following resolutions have been duly adopted by the Board of Directors of the Company:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Restated Certificate of Incorporation of the Company, this Board of Directors hereby authorizes the issuance of a series (this "Series") of the Preferred Stock of the Company (the "Preferred Stock") which shall consist of 775,000 shares, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of this Series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Company which are applicable to the Preferred Stock) as follows:

     (i) Designation. The designation of this Series shall be 12% Exchangeable Preferred Stock. The number of shares of this Series shall be 775,000. The liquidation value of shares of this Series shall be $100 per share.

     (ii) Dividends.    (a)  The dividend rate on shares of this Series shall be
$12.00 per share per annum. Dividends on shares of this Series shall be fully cumulative and shall accrue, without interest, from the date of issuance of such shares, and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, in arrears on April 1, 1991 and quarterly in arrears thereafter on July 1, October 1, January 1 and April 1 of each year. Holders of shares of this Series shall be entitled to receive such dividends in preference to and in priority over dividends upon the Common Shares (hereinafter defined) and all Junior Shares (hereinafter defined), but subject to the rights of holders of Preference Shares (hereinafter defined) having a preference and a priority over the payment of dividends on the shares of this Series. Shares of this Series shall be on a parity as to dividends with all Parity Shares (hereinafter defined). The holders of shares of this Series shall not be entitled to any dividends other than the dividends provided in this Clause (ii).

          (b) If at any time the Company has failed to pay accrued dividends on any shares of this Series or any Parity Shares at the time outstanding at the times such dividends are payable, the Company shall not

          (1) declare or pay any dividend on the Common Shares or on any Junior Shares or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Common Shares or any Junior Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Company (other than in Common Shares or Junior Shares),

          (2) purchase any shares of this Series or Parity Shares (except for a consideration payable in Common Shares or Junior Shares) or redeem fewer than all of the shares of this Series and all of the Parity Shares then outstanding, or

          (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase any Common Shares, Junior Shares, shares of this Series or Parity Shares,

unless, in the case of any such dividend, payment, setting apart, distribution, purchase, redemption or other retirement, all dividends accrued and payable but unpaid on shares of this Series and all Parity Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof set aside for such payment. Unless and until all dividends accrued and payable but unpaid on shares of this Series and all Parity Shares at the time outstanding have been paid in full, all dividends declared by the Company upon shares of this Series or Parity Shares shall be declared pro rate with respect to all shares of this Series and all Parity Shares then outstanding, so that the amounts of any dividends declared on shares of this Series and such Parity Shares shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on shares of this Series and such Parity Shares, respectively, bear to each other.

     (iii) Optional Redemptions for Cash. Subject to the restrictions in Clause
(ii) above, shares of this Series shall be redeemable at the option of the Company in whole or from time to time in part, on any April 1, July 1, October 1 or January 1, commencing April 1, 1991 in cash at $100 per share, plus an amount equal to the dividends accrued and unpaid thereon to the redemption date.

     Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of this Series pursuant to this Clause (iii), a notice shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be redeemed at their respective addresses as the same shall appear on the books of the Company, specifying the certificate numbers of such shares, the effective date of the redemption and the place where certificates for shares of this Series are to be surrendered for redemption and. stating that dividends on such shares of this Series will cease to accrue on and after the redemption date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

     If notice of redemption has been given pursuant to this Clause (iii) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on and after the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, dividends shall cease to accrue on the shares of this Series to be redeemed and the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Company by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Company and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Company after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Company from time to tome. Any holder of record of the shares of this Series to be redeemed pursuant to this Clause (iii) may waive its right to notice hereunder.

     In every case of redemption of less than all of the outstanding shares of this Series pursuant to this Clause (iii), the shares to be redeemed shall be selected (a) by lot or by such other manner as may be prescribed by resolution of the Board of Directors of the Company and (b) in accordance with the Exchange Agreement as amended from time to time (the "Exchange Agreement") dated as of December 18, 1990 between the Company and Masco Corporation, a Delaware corporation ("Masco"), a copy of which Exchange Agreement shall be kept on file with the Secretary of the Company, provided that only whole shares shall be selected for redemption.

     (iv) Optional Redemption through Debenture Exchange.

     (a)  Subject to the restrictions in subclauses (b) and (d) of this Clause
(iv), shares of this Series shall be redeemable at the option of the Company, in whole or from time to time in part, on any April 1, July 1, October 1 or April 1, commencing April 1, 1991 through the issuance, in redemption of and in exchange for shares of this Series, of the Company's Junior Subordinated Debentures Due 2006 (hereinafter referred to as the "Junior Debentures") in the manner provided in this Clause (iv). The Junior Debentures shall be issued in substantially the form of Exhibit B to the Exchange Agreement subject to any changes that may be made to such Junior Debentures pursuant to the Exchange Agreement to qualify an indenture with respect to such Junior Debentures. The Junior Debentures shall be issued in series with the interest rate on such series being a rate per annum that is the lower of 12% or 400 basis points over the Treasury Rate (as hereinafter defined) for the week preceding the week in which the notice of redemption and exchange is given to holders of shares of this Series as provided in subclause (iv)(c) below. "Treasury Rate" means, the rate for direct obligations of the United States ("Treasury Notes") having a 10-year maturity, as published in the Federal Reserve Statistical Release H.15(519) (or any successor publication provided by the Board of Governors of the Federal Reserve Board) under the heading "Treasury Constant Maturities." In the event that a rate for Treasury Notes having a 10-year maturity is not published or reported for the prior week as provided above by 1:00 p.m., New York City time, on the third business day preceding the day such notice of redemption and exchange is given to such holders, then the Treasury Rate shall be calculated by the Company and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 1:30 P.M., New York City time, on the date of such notice of redemption and exchange, of three leading primary United States government securities dealers selected by the Company for the issue of Treasury Notes with a remaining maturity of 10 years.

     (b) The Junior Debentures will be issued solely in redemption of and in exchange for shares of this Series at the rate of $100 principal amount of Junior Debentures for each share of this Series redeemed and exchanged on the applicable Exchange Date (as defined below). An amount equal to all accrued but unpaid dividends on such shares to the dividend payment date which coincides with the date of redemption and exchange shall be paid in cash on the date of such redemption and exchange. No redemption and exchange shall be for an aggregate principal amount of Junior Debentures less than $5 million, and no Junior Debentures in amounts other than $1,000 (and integral multiples thereof) shall be issued in any redemption and exchange. Cash will be paid in lieu of any such fraction of a Junior Debenture which would otherwise have been issued.

     (c) Not less than 30 nor more than 60 days prior to the date fixed for the issue of Junior Debentures in redemption of and in exchange for shares of this Series pursuant to this Clause (iv), a notice shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be redeemed and exchanged at their respective addresses as the same shall appear on the books of the Company, specifying the certificate numbers of such shares, the effective date of the redemption and exchange (the "Exchange Date") and the place where certificates for shares of this Series are to be surrendered for Junior Debentures and stating that dividends on such shares of this Series will cease to accrue on and after the Exchange Date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. Any holder of record of the shares of this Series to be redeemed and exchanged pursuant to this Clause (iv) may waive its right to notice hereunder.

     If notice of redemption and exchange has been given pursuant to this Clause
(iv), then on or after the Exchange Date (unless the Company shall default in issuing Junior Debentures in redemption of and in exchange for shares of this Series to be redeemed and exchanged on such Exchange Date or shall fail to pay or set aside accrued and unpaid dividends on such shares of this Series and notwithstanding that any certificates for such shares of this Series have not been surrendered for exchange), dividends shall cease to accrue on such shares of this Series and the holders of such shares shall cease to be stockholders with respect to such shares (provided, that the persons entitled to receive Junior Debentures in exchange for such shares shall be treated for all purposes as the registered holders of such Junior Debentures) and shall have no interest in or claims against the Company by virtue thereof (except the right to receive Junior Debentures) and shall have no voting or other rights with respect to such shares and such shares of this Series shall no longer be outstanding. Upon the surrender (and endorsement, if required by the Company) in accordance with such notice of the certificates for such shares of this Series, such certificates shall be redeemed and exchanged for Junior Debentures in accordance with this Clause (iv).

     (d) The Company may not redeem and exchange less than all shares of this Series (1) if, at the time of such redemption and exchange, there are accrued and unpaid dividends on any shares of this Series and (2) unless, immediately after such redemption and exchange, at least 50,000 shares of this Series will be outstand-ing. In every case of redemption of less than all of the outstanding shares of this Series pursuant to this Clause (iv), the shares shall be selected (a) by lot or by such other manner as may be prescribed by resolution of the Board of Directors of the Company and (b) in accordance with the Exchange Agreement, provided that only whole shares shall be selected for redemption.

     (v)  Liquidation.

     (a) The liquidation price of shares of this Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be $100 per share, plus the amount per share of any dividends accrued thereon and remaining unpaid at the date of such liquidation, dissolution or winding-up.

     (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of this Series shall be entitled to receive the liquidation price of such shares held by them in preference to and in priority over any distributions upon the Common Shares and all Junior Shares, but subject to the rights of holders of Preference Shares having a preference to and priority over the payment of distributions on the shares of this Series. Upon payment in full of the liquidation price to which the holders of shares of this Series are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Company. If the assets of the Company are not sufficient to pay in full the liquidation price payable to the holders of shares of this Series and the liquidation price payable to the holders of all Parity Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of shares of this Series and the holders of Parity Shares are entitled were paid in full.

     (c) Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding-up of the Company within the meaning of this Clause (v).

     (vi) Reacquired Shares. All shares of this Series which are at any time redeemed pursuant to Clause (iii) or redeemed and exchanged pursuant to Clause
(iv) above and all shares of this Series which are otherwise reacquired by the Company and subsequently cancelled by the Board of Directors of the Company shall have the status of authorized but unissued Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors of the Company as shares of this Series or shares of any one or more other series.

     (vii) Voting Rights. Except as otherwise provided in this Clause (vii) or as otherwise provided by law or the Restated Certificate of Incorporation of the Company, holders of shares of this Series have no voting rights.

     If at any time dividends payable on the shares of this Series are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, the holders of the shares of this Series, together with the holders of any other series of Preference Shares as to which dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable for six quarterly dividend periods (but only if the holders of the shares of such other series would otherwise have a right to elect Directors as a result of a dividend arrearage), will have the exclusive right (superseding the separate right of such other series to elect Directors so long as shares of this Series remain outstanding, except as otherwise expressly provided in the certificate of designation establishing such other series), voting separately as a class with any such other series, to elect two Directors of the Company, such Directors to be in addition to the number of Directors constituting the Board of Directors of the Company immediately prior to the accrual of such right. Such right of the holders of shares of this Series to elect two Directors shall, when vested, continue until all dividends in default on the shares of this Series shall have been paid in full and, when so paid, such right of the holders of shares of this Series to elect two Directors separately as a class shall cease, subject, always, to the same provisions for the vesting of such right of the holders of the shares of this Series to elect two Directors in the case of future dividend defaults. At any time when such right to elect such Directors separately as a class shall have so vested, the Company may, and upon the written request of the holders of record of not less than 20% of the total number of shares of this Series and such other series of Preference Shares then outstanding shall, call a special meeting of the holders of such shares to fill such newly-created directorships for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Company, in which case such newly-created directorships shall be filled by the holders of such shares of this Series and such other series of Preference Shares at such meeting.

     The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (x) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (y) the termination of the right of the holders of shares of this Series and such other series of Preference Shares to vote for Directors pursuant to the preceding paragraph. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director. If both Directors so elected by the holders of shares of this Series and such other series of Preference Shares shall cease to serve as Directors before their terms shall expire, the holders of the shares of this Series, together with the holders of such other series of Preference Shares may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of such Directors whose places shall be vacant.

     The voting rights provided in this Clause (vii) shall be in addition to any other right to vote provided to the holders of shares of this Series by law or the Restated Certificate of Incorporation of the Company.

     (viii) No Preemptive Rights. The holders of shares of this Series shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

     (ix) Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:

     "Common Shares" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

     "Junior Shares" shall mean Preference Shares of any series or class of the Company which are by their terms expressly made junior to shares of this Series at the time outstanding as to dividends or as to the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of the Company or as to both dividends and distributions.

     "Parity Shares" shall mean Preference Shares which are by their terms on a parity with the shares of this Series at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

     "Preference Shares" shall mean any class or series of shares of the Company ranking prior to at lease one other class or series of shares of the Company as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned Chairman of the Board of Directors and attested to by its Assistant Secretary this 18th day of December, 1990.

                                           /s/Richard A. Manoogian
                                          ---------------------------------
                                          Richard A. Manoogian
                                          Chairman of the Board
                                            of Directors

ATTEST:

 /s/James Tompkins
------------------
James Tompkins
Assistant Secretary

                             MASCO INDUSTRIES, INC.

                     CERTIFICATE OF THE POWERS DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                        10% EXCHANGEABLE PREFERRED STOCK

                            PAR VALUE $1.00 PER SHARE
                        LIQUIDATION VALUE $100 PER SHARE

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     The undersigned, the Chairman of the Board of Directors of Masco Industries, Inc., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that the following resolutions have been duly adopted by the Board of Directors of the Company:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Restated Certificate of Incorporation of the Company, this Board of Directors hereby authorizes the issuance of a series (this "Series") of the Preferred Stock of the Company (the "Preferred Stock") which shall consist of 1,000,000 shares, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of this Series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Company which are applicable to the Preferred Stock) as follows:

     (i) Designation. The designation of this Series shall be 10% Exchangeable Preferred Stock. The number of shares of this Series shall be 1,000,000. The liquidation value of shares of this Series shall be $100 per share.

     (ii) Dividends. (a) The dividend rate on shares of this Series shall be $10.00 per share per annum. Dividends on shares of this Series shall be fully cumulative and shall accrue, without interest, from the date of issuance of such shares, and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, in arrears on July 1, 1993 and quarterly in arrears thereafter on October 1, January 1, April 1 and July 1 of each year. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. Holders of shares of this Series shall be entitled to receive such dividends in preference to and in priority over dividends upon the Common Shares (hereinafter defined) and all Junior Shares (hereinafter defined), but subject to the rights of holders of Preference Shares (hereinafter defined) having a preference and a priority over the payment of dividends on the shares of this Series. Shares of this Series shall be on a parity as to dividends with all Parity Shares (hereinafter defined). The holders of shares of this Series shall not be entitled to any dividends other than the dividends provided in this Clause (ii).

     (b) If at any time the Company has failed to pay accrued dividends on any shares of this Series or any Parity Shares at the time outstanding at the times such dividends are payable, the Company shall not

          (1) declare or pay any dividend on the Common Shares or on any Junior Shares or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Common Shares or any Junior Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Company (other than in Common Shares or Junior Shares),

          (2) purchase any shares of this Series or Parity Shares (except for a consideration payable in Common Shares or Junior Shares) or redeem (or redeem and exchange for subordinated Debentures as hereinafter provided) fewer than all of the shares of this Series and all of the Parity Shares then outstanding, or

          (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase any Common Shares, Junior Shares, shares of this Series or Parity Shares,

unless, in the case of any such dividend, payment, setting apart, distribution, purchase, redemption or other retirement, all dividends accrued and payable but unpaid on shares of this Series and all Parity Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof set aside for such payment. Unless and until all dividends accrued and payable but unpaid on shares of this Series and all Parity Shares at the time outstanding have been paid in full, all dividends declared by the Company upon shares of this Series or Parity Shares shall be declared pro rata with respect to all shares of this Series and all Parity Shares then outstanding, so that the amounts of any dividends declared on shares of this Series and such Parity Shares shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on shares of this Series and such Parity Shares, respectively, bear to each other.

     (iii) Optional Redemptions for Cash. Subject to the restrictions in Clause
(ii) above, shares of this Series shall be redeemable at the option of the Company in whole or from time to time in part in cash at $100 per share, plus an amount equal to the dividends accrued and unpaid thereon to the redemption date.

     Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of this Series pursuant to this Clause (iii), a notice shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be redeemed at their respective addresses as the same shall appear on the books of the Company, specifying the certificate numbers of such shares, the effective date of the redemption and the place where certificates for shares of this Series are to be surrendered for redemption and stating that dividends on such shares of this Series will cease to accrue on and after the redemption date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

     If notice of redemption has been given pursuant to this Clause (iii) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on and after the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, dividends shall cease to accrue on the shares of this Series to be redeemed and the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Company by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Company and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Company after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Company from time to time. Any holder of record of the shares of this Series to be redeemed pursuant to this Clause (iii) may waive its right to notice hereunder.

     In every case of redemption of less than all of the outstanding shares of this Series pursuant to this Clause (iii), the shares to be redeemed shall be selected (a) by lot or by such other manner as may be prescribed by resolution of the Board of Directors of the Company and (b) to the extent Masco Corporation, a Delaware corporation ("Masco"), or any subsidiary thereof, holds shares of this Series, the Company shall allow Masco to select, in its sole discretion, the specific shares of this Series then owned by Masco to be redeemed, provided that Masco informs the Company no later than the day prior to the date of such redemption of the specific shares Masco has selected for redemption.

     (iv) Optional Redemption through Debenture Exchange.

     (a) Subject to the restrictions in clause (ii) above and subclauses (b) and (d) of this Clause (iv), shares of this Series shall be redeemable at the option of the Company, in whole or from time to time in part through the issuance, in redemption of and in exchange for shares of this Series, of the Company's Subordinated Debentures due the earlier of ten years from the date of issuance or March 31, 2008 (hereinafter referred to as the "Subordinated Debentures"), in the manner provided in this Clause (iv). The Subordinated Debentures shall be issued in substantially the form on file with the Secretary of the Company and identified to this Series, subject to any changes that may be made to such Subordinated Debentures in order to qualify an indenture with respect to such Subordinated Debentures. The Subordinated Debentures shall be issued in series with the interest rate on each series being a rate per annum that is 400 basis points over the Treasury Rate (as hereinafter defined) for the week preceding the week in which the notice of redemption and exchange is given to holders of shares of this Series as provided in subclause (c) of this clause (iv) below. "Treasury Rate" means, the rate for direct obligations of the United States ("Treasury Notes") having a remaining maturity of 10 years, as published in the Federal Reserve Statistical Release H.15 (519) (or any successor publication provided by the Board of Governors of the Federal Reserve System) under the heading "Treasury Constant Maturities." In the event that a rate for Treasury Notes having a remaining maturity of 10 years is not published or reported for the prior week as provided above by 1:00 P.M., New York City time, on the third business day preceding the day such notice of redemption and exchange is given to such holders, then the Treasury Rate shall be calculated by the Company and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 1:30 P.M., New York City time, on the date of such notice of redemption and exchange, of three leading primary United States government securities dealers selected by the Company for the purchase of Treasury Notes with a remaining maturity of 10 years.

     (b) The Subordinated Debentures will be issued solely in redemption of and in exchange for shares of this Series at the rate of $100 principal amount of Subordinated Debentures for each share of this Series redeemed and exchanged on the applicable Exchange Date (as defined below). An amount equal to all accrued but unpaid dividends on such shares to the dividend payment date which coincides with the date of redemption and exchange shall be paid in cash on the date of such redemption and exchange. No redemption and exchange shall be for and aggregate principal amount of Subordinated Debentures less than $5 million, and no Subordinated Debentures in amounts other than $1,000 (and integral multiples thereof) shall be issued in any redemption and exchange. Cash will be paid in lieu of any such fraction of a Subordinated Debenture which would otherwise have been issued.

     (c) Not less than 30 nor more than 60 days prior to the date fixed for the issue of Subordinated Debentures in redemption of and in exchange for shares of this Series pursuant to this Clause (iv), a notice shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be redeemed and exchanged at their respective addresses as the same shall appear on the books of the Company, specifying the certificate numbers of such shares, the effective date of the redemption and exchange (the "Exchange Date") and the place where certificates for shares of this Series are to be surrendered for Subordinated Debentures and stating that dividends on such shares of this Series will cease to accrue on and after the Exchange Date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. Any holder of record of the shares of this Series to be redeemed and exchanged pursuant to this Clause (iv) may waive its right to notice hereunder.

     If notice of redemption and exchange has been give pursuant to this Clause
(iv), then on or after the Exchange Date (unless the Company shall default in issuing Subordinated Debentures in redemption of and in exchange for shares of this Series to be redeemed and exchanged on such Exchange Date or shall fail to pay or set aside accrued and unpaid dividends on such shares of this Series and notwithstanding that any certificates for such shares of this Series have not been surrendered for exchange), dividends shall cease to accrue on such shares of this Series and the holders of such shares shall cease to be stockholders with respect to such shares (provided, that the persons entitled to receive Subordinated Debentures in exchange for such shares shall be treated for all purposes as the registered holders of such Subordinated Debentures) and shall have no interest in or claims against the Company by virtue thereof (except the right to receive Subordinated Debentures and accrued dividends through the Exchange Date) and shall have no voting or other rights with respect to such shares and such shares of this Series shall no longer be outstanding. Upon the surrender (and endorsement, if required by the Company) in accordance with such notice of the certificates for such shares of this Series, such certificates shall be redeemed and exchanged for Subordinated Debentures in accordance with this Clause (iv).

     (d) In every case of redemption of less than all of the outstanding shares of this Series pursuant to this Clause (iv), the shares shall be selected (a) by lot or by such other manner as may be prescribed by resolution of the Board of Directors of the Company and (b) to the extent Masco, or any subsidiary thereof, holds shares of this Series, the Company shall allow Masco to select, in its sole discretion, the specific shares of this Series then owned by Masco to be redeemed, provided that Masco informs the Company no later than the day prior to the date of such redemption of the specific shares Masco has selected for redemption.

     (v)  Liquidation.

     (a) The liquidation price of shares of this Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be $100 per share, plus the amount per share of any dividends accrued thereon and remaining unpaid at the date of such liquidation, dissolution or winding-up.

     (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of this Series shall be entitled to receive the liquidation price of such shares held by them in preference to and in priority over any distributions upon the Common Shares and all Junior Shares, but subject to the rights of holders of Preference Shares having a preference to and priority over the payment of distributions on the shares of this Series. Upon payment in full of the liquidation price to which the holders of shares of this Series are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Company. If the assets of the Company are not sufficient to pay in full the liquidation price payable to the holders of shares of this Series and the liquidation price payable to the holders of all Parity Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of shares of this Series and the holders of Parity Shares are entitled were paid in full.

     (c) Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding-up of the Company within the meaning of this Clause (v).

     (vi) Reacquired Shares. All shares of this Series which are at any time redeemed pursuant to Clause (iii) above or redeemed and exchanged pursuant to Clause (iv) above and all shares of this Series which are otherwise reacquired by the Company and subsequently cancelled by the Board of Directors of the Company shall have the status of authorized but unissued Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors of the Company as shares of this Series or shares of any one or more other series.

     (viii) Voting Rights. Except as otherwise provided in this Clause (vii) or as otherwise provided by law or the Restated Certificate of Incorporation of the Company, holders of shares of this Series have not voting rights.

     If at any time dividends payable on the shares of this Series are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, the holders of the shares of this Series, together with the holders of any other series of Preference Shares then having a right to elect Directors as a result of a dividend arrearage, will have the exclusive right (superseding the separate right of such other series to elect Directors so long as shares of this Series remain outstanding, except as otherwise expressly provided in the certificate of designation establishing such other series), voting separately as a class with any such other series, to elect two Directors of the Company, such Directors to be in addition to the number of Directors constituting the Board of Directors of the Company immediately prior to the accrual of such right. Such right of the holders of shares of this Series to elect two Directors shall, when vested, continue until all dividends in default on the shares of this Series shall have been paid in full and, when so paid, such right of the holders of shares of this Series to elect two Directors separately as a class shall cease, subject, always, to the same provisions for the vesting of such right of the holders of the shares of this Series to elect two Directors in the case of future dividend defaults. At any time when such right to elect such Directors separately as a class shall have so vested, the Company may, and upon the written request of the holders of record of not less than 20% of the total number of shares of this Series and such other series of Preference Shares then outstanding shall, call a special meeting of the holders of such shares to fill such newly-created directorships for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Company, in which case such newly-created directorships shall be filled by the holders of such shares of this Series and such other series of Preference Shares at such meeting.

     The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (x) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (y) the termination of the right of the holders of shares of this Series and such other series of Preference Shares to vote for Directors pursuant to the preceding paragraph. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director. If both Directors so elected by the holders of shares of this Series and such other series of Preference Shares shall cease to serve as Directors before their terms shall expire, the holders of the shares of this Series, together with the holders of such other series of Preference Shares may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of such Directors whose places shall be vacant.

     The voting rights provided in this Clause (vii) shall be in addition to any other right to vote provided to the holders of Shares of this Series by law or the Restated Certificate of Incorporation of the Company.

     (viii) No Preemptive Rights. The holders of shares of this Series shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

     (ix) Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:

     "Common Shares" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

     "Junior Shares" shall mean Preference Shares of any series or class of the Company which are by their terms expressly made junior to shares of this Series at the time outstanding as to dividends or as to the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of the Company or as to both dividends and distributions.

     "Parity Shares" shall mean Preference Shares which are by their terms on a parity with the shares of this Series at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

     "Preference Shares" shall mean any class or series of shares of the Company ranking prior to at least one other class or series of shares of the Company as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned Chairman of the Board of Directors and attested to by its Assistant Secretary this 23rd day of March, 1993.

                                          /s/Lee M. Gardner
                                          ----------------------
                                          Lee M. Gardner
                                          President

ATTEST:

/s/James Tompkins
----------------------
James Tompkins
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

     Masco Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Company a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article 1 of the text of the Restated Certificate of Incorporation, be amended to read as follows: "The name of the corporation is MascoTech, Inc."

     SECOND: That thereafter, at the annual meeting of the stockholders of the Company, duly called and held on May 18, 1993, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: The said amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Lee Gardner, its President and attested to by Eugene A. Gargaro, Jr., its Secretary, this 17th day of June, 1993.

                                    MASCO INDUSTRIES, INC.

                                    By/s/Lee Gardner
                                      -----------------------
                                      Lee Gardner - President

ATTEST:

By/s/Eugene A. Gargaro, Jr.
  ----------------------------------
  Eugene A. Gargaro, Jr. - Secretary

                                 MASCOTECH, INC.

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                        $1.20 CONVERTIBLE PREFERRED STOCK

                            PAR VALUE $1.00 PER SHARE
                       LIQUIDATION VALUE $20.00 PER SHARE

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     The undersigned, the Chairman of the Board of Directors of MascoTech, Inc., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Pricing Committee of the Board of Directors of the Company (pursuant to the authority conferred upon it by the Board of Directors) and by the Board of Directors (pursuant to the authority granted and vested in it by the provisions of the Restated Certificate of Incorporation of the Company), respectively.

     A. On June 30, 1993, the Pricing Committee of the Board of Directors adopted the following resolution:

     RESOLVED, that pursuant to the authority conferred upon the Pricing Committee of the Board of Directors of the Company, this Pricing Committee hereby authorizes the issuance of a series (this "Series"), of the Preferred Stock of the Company ( the "Preferred Stock") which shall consist of 11,500,000 shares, and this Pricing Committee hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of this Series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Company which are applicable to the Preferred Stock and in addition to the voting rights established by the resolutions of the Board of Directors of the Company adopted June 26, 1993) as follows:

     (1) Designation. The designation of this Series shall be $1.20 Convertible Preferred Stock. The number of shares of this Series shall be 11,500,000. The liquidation value of shares of this Series shall be $20.00 per share.

     (2) Dividends. (a) The holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cumulative preferential dividends from the issue date of such shares, at the rate per share of $1.20 per annum, and no more, payable quarterly for each share of this Series, payable in arrears on the first day of each January, April, July and October, respectively (each such date being hereinafter referred to as a "Dividend Payment Date") or, if any Dividend Payment

Date is not a business day, then the Dividend Payment Date shall be the next succeeding business day; provided, however, that with respect to any dividend period during which a redemption occurs, the Company may, at its option, declare accrued dividends to, and pay such dividends on, the redemption date, in which case such dividends would be payable on the redemption date in cash to the holders of the shares of this Series as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price (as hereinafter defined). Each dividend on the shares of this Series shall be payable to holders of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The first dividend payment shall be for the period from the issue date of the shares of this Series to and including September 30, 1993 and shall be payable on October 1, 1993. Dividends (or amounts equal to accrued and unpaid dividends) payable on shares of this Series for any period shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     Dividends on the shares of this Series shall accrue (whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared) on a daily basis from the previous Dividend Payment Date, except that the first dividend shall accrue from the date of issuance of the shares of this Series. Dividends accumulate to the extent they are not paid on the Dividend Payment Date for the quarter for which they accrue. Accumulated unpaid dividends shall not bear interest.

     (b) Unless full cumulative dividends, if any, accrued on the shares of this Series which are payable in cash have been paid or contemporaneously are declared and paid and a sum set aside sufficient for such payment through the most recent Dividend Payment Date, then, whether or not the Mandatory Conversion Date (as hereinafter defined) has occurred:

     (i) No full cash dividend shall be declared by the Board of Directors or paid or set aside for payment by the Company or other distribution declared or made on any shares of the Company ranking on a parity with the shares of this Series as to dividends;

     (ii) No dividend (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or in any other shares of the Company ranking junior to the shares of this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other shares of the Company ranking junior to the shares of this Series as to dividends; and

     (iii) No Common Stock or any other shares of the Company ranking junior to or on a parity with the shares of this Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such series or class) by the Company, except by conversion into or exchange for shares of the Company ranking junior to the shares of this Series as to dividends and upon liquidation.

When dividends which are payable in cash have not been paid or set aside in full with respect to the shares of this Series and any other shares of the Company ranking on a parity with the shares of this Series as to dividends, all dividends declared with respect to the shares of this Series and any other shares of the Company ranking on a parity with the shares of this Series as to dividends shall be declared pro rata so that the amount of dividends declared per share on this Series and such other shares shall in all cases bear to each other the same ratio that, at the time of declaration, accrued and payable but unpaid dividends per share on the shares of this Series and such other shares bear to each other. Holders of the shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein described.

      (c) Subject to the foregoing provisions of this paragraph (2) and paragraph (3)(d), the Board of Directors may declare and the Company may pay or set aside for payment dividends and other distributions on any shares of the Company ranking on a parity with or junior to the shares of this Series as to dividends or upon liquidation, and may redeem, purchase or otherwise acquire any shares of the Company ranking on a parity with or junior to the shares of this Series as to dividends or upon liquidation, and the holders of the shares of this Series shall not be entitled to share therein.

     (d) Any dividend payment made on the shares of this Series shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares of this Series.

     (e) All dividends paid with respect to the shares of this Series shall be paid pro rata to the holders entitled thereto.

     (f) Holders of the shares of this Series shall be entitled to receive dividends in preference to and in priority over any dividends upon any shares of the Company ranking junior to the shares of this Series as to dividends, but subject to the rights of holders of shares of the Company having a preference and a priority over the payment of dividends on the shares of this Series.

     (3)  Redemptions and Conversions.

     (a) Mandatory Conversion. On July 1, 1997 (the "Mandatory Conversion Date"), each outstanding share of this Series shall convert automatically (the "Mandatory Conversion") into shares of Common Stock at the Common Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion Date and the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of this Series (other than dividends payable to a holder of record on a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the right of the Company to redeem the shares of this Series on or after the Initial Redemption Date (as hereinafter defined) and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of this Series at the option of the holder at any time prior to the Mandatory Conversion Date. The Common Equivalent Rate is initially one share of Common Stock for each share of this Series and is subject to adjustment as set forth below. Dividends on the shares of this Series shall cease to accrue and such shares shall cease to be outstanding on the Mandatory Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of this Series, and the Company may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of this Series, provided that the Company shall give the holders of the shares of this Series such notice of any such actions as the Company deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of this series or in respect of such shares of Common Stock shall not bear interest.

     (b)  Redemption by the Company.

     (i) Right to Redeem. Shares of this Series are not redeemable by the Company prior to July 1, 1996 (the "Initial Redemption Date"). At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Company shall have the right to redeem, in whole or in part, the outstanding shares of this Series. Upon any such redemption, the Company shall deliver to the holders of shares of this Series, in accordance with the provisions of this Certificate, in exchange for each share so redeemed, a number of shares of Common Stock equal to (A) the Call Price (as hereinafter defined) in effect on the redemption date, divided by (B) the Current Market Price (as hereinafter defined) of the Common Stock determined as of the date which is one trading day prior to the public announcement of the redemption. The Call Price of each share of this Series is the sum of (X) $20.30 on and after the Initial Redemption Date through September 30, 1996, $20.225 on and after October 1, 1996 through December 31, 1996, $20.15 on and after January 1, 1997 through March 31, 1997, $20.075 on and after April 1, 1997 through May 31, 1997 and $20.00 on and after June 1, 1997 until the Mandatory Conversion Date and (Y) all accrued and unpaid dividends thereon to the redemption date (other than dividends payable to a holder of record as of a prior date), subject to the right of the Company pursuant to paragraph (2) to pay such accrued and unpaid dividends in cash. The public announcement of any call for redemption shall be made prior to the mailing of the notice of such call to holders of shares of this Series as described below. If fewer than all the outstanding shares of this Series are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of this Series not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors of the Company in its sole discretion to be equitable.

     (ii) Current Market Price. As used in this subparagraph (b), the term "Current Market Price" per share of the Common Stock on any date of determination means the lesser of (X) the average of the Closing Prices (as hereinafter defined) of the Common Stock for the fifteen consecutive Trading Dates (as hereinafter defined) ending on and including such date of determination, and (Y) the Closing Price of the Common Stock for such date of determination; provided, however, that, with respect to any redemption of shares of this Series, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such fifteen-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

     (iii) Notice of Redemption. The Company shall provide notice of any redemption of the shares of this Series to holders of record of this Series to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of this Series to be redeemed, at such holder's address as it appears on the stock register of the Company; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of this Series to be redeemed.

     Each such notice shall state, as appropriate, the following and may contain such other information as the Company deems advisable:

     (A)      the redemption date;
     (B) that all outstanding shares of this Series are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of this Series, the number of such shares held by such holder to be redeemed;

     (C) the Call Price, the number of shares of Common Stock deliverable upon redemption of each share of this Series to be redeemed and the Current Market Price used to calculate such number of shares of Common Stock;

     (D) the place or places where certificates for such shares are to be surrendered for redemption; and

     (E) that dividends on the shares of this Series to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

      (iv) Deposit of Shares and Funds. The Company's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this paragraph (3) shall be deemed fulfilled if, on or before a redemption date, the Company shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, or shall set aside or make other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Company pursuant to this paragraph (3) upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by this paragraph (3)). Any interest accrued on such funds shall be paid to the Company from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Company, after which the holder or holders of such shares of this Series so called for redemption shall look only to the Company for delivery of such shares of Common Stock or funds.

     (v) Surrender of Certificates; Status. Each holder of shares of this Series to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state) to the Company at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this paragraph (3) following such surrender and following the date of such redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. If such notice of redemption shall have been given, and if on the date fixed for redemption shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Company separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Company shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of this Series so called for redemption or subject to conversion shall not have been surrendered, the shares represented. thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of shares of this Series at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph (3) without interest upon surrender of their certificates therefor. Holders of shares of this Series that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of this Series and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date.

     (c) Conversion at Option of Holder. Shares of this Series are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of .806 of a share of Common Stock for each share of this Series (the "Optional Conversion Rate") (equivalent to a conversion price of $24.81 per share of Common Stock), subject to adjustment as set forth below. The right to convert shares of this Series called for redemption shall terminate at the close of business on the redemption date.

     Conversion of shares of this Series may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose (and, if applicable, payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Company. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

     Holders of shares of this Series at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to such Dividend Payment Date. However, shares of this Series surrendered for conversion after the close of business on a record date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend thereon which is to be paid on such Dividend Payment Date (unless such shares are subject to redemption on a redemption date in that period). Except as provided above, the Company shall make no payment or allowance for unpaid dividends whether or not in arrears, on converted shares of this Series or for dividends or distributions on the shares of Common Stock issued upon such conversion.

     (d) Common Equivalent Rate and Optional Conversion Rate Adjustments. The Common Equivalent Rate and the Optional Conversion Rate shall be subject to adjustment from time to time as provided below in this paragraph.

     (i)       If the Company shall:

               (A) pay a dividend or make a distribution with respect to its Common Stock in shares of such stock,

               (B) subdivide or split its outstanding Common Stock into a greater number of shares,

               (C) combine its outstanding shares of Common Stock into a smaller number of shares, or

               (D) issue by reclassification of its shares of Common Stock any shares of common stock of the Company,

               then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior to such event shall each be adjusted so that the holder of any shares of this Series shall thereafter be entitled to receive, upon Mandatory Conversion or upon conversion at the option of the holder, the number of shares of Common Stock of the Company which such holder would have owned or been entitled to receive immediately following any event described above had such shares of this Series been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively.

     (ii) If the Company shall, after the date hereof, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding forty-five days from the date of such issu-
               ance) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price of the Common Stock, then in each case the Common Equivalent Rate and Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate, in effect immediately prior to the date of issuance of such rights or war-rants, by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for sub-scription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or war-rants, immediately prior to such issuance, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered ." for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (determined by multi-plying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price). Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

     (iii) If the Company shall pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in subparagraph (i) above or any cash dividends) or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (ii) above), then in each such case, the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversation Rate in effect on the record date men-tioned below, by a fraction of which the numerator shall be the current market price per share of the Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution, and of which the denominator shall be such current market price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

     (iv) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subparagraph (ii) above. For purposes of any computation under subparagraphs (ii) and (iii) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive Trading Dates preceding the date in question; provided, however, if any event that results in an adjustment of the Common Equivalent Rate occurs during such thirty-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

     (v) The Company shall also be entitled to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, as it in its discretion shall determine to be advisable, in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its stockholders shall not be taxable.

     (vi) In any case in which subparagraph (3)(d) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to subparagraph
               (3)(a) or redemption pursuant to subparagraph (3)(b) occurs after such record date, but before the occurrence of such event, the Company may in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted or redeemed shares of this Series the additional shares of Common Stock issuable upon such conversion or redemption over the shares of Common Stock issuable before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subparagraph (3)(g).

     (vii) All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/1000th of a share of Common Stock (or if there is not a nearest 1/1000th of a share to the next lower 1/1000th of a share). No adjustment in the Common Equivalent Rate and the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (e) Adjustment for Consolidation or Merger. In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connec-tion with a merger or acquisition), proper provision shall be made so that each share of this Series shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of this Series might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of this Series would have converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that the public announcement of such redemption had been made on the last possible date permitted by the terms of this Series and applicable law; assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into which the shares of this Series shall be convertible after consummation of such transaction shall be subject to adjustment as described in the immediately preceding paragraph following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (f) Notice of Adjustments. Whenever the Common Equivalent Rate and Optional Conversion Rate are adjusted as herein provided, the Company shall:

     (i) forthwith compute the adjusted Common Equivalent Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Common Equivalent Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of this Series and the Common Stock; and

     (ii) mail a notice to the holders of the outstanding shares of this Series stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting. forth the adjusted Common Equivalent Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Company mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

     (g) Notices. In case, at any time while any of the shares of this Series are outstanding,

     (i) the Company shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends; or

     (ii) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

     (iii) of any reclassification of Common Stock of the Company (other than a subdivision or combination thereof) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (except for a merger of the Company into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Company to another state of the United States and in connection with which there is no substantive change in the rights or privi-leges of any securities of the Company other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or of the sale or transfer of all or substantially all of the assets of the Company; or

     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of this Series, and shall cause to be mailed to the holders of shares of this Series at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this paragraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

     (h) Effect of Conversions and Redemptions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

     (i) No Fractional Shares. No fractional shares or script representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of this Series. In lieu of any fractional share otherwise issuable in respect of all the shares of this Series of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion,
(B) as of the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of this Series so surrendered or redeemed.

     (j) Reissuance. Shares of this Series that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of this Series and shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

     (k)  Definitions. As used in this Certificate:

               (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;

               (ii) the term "Closing Price" on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Dates ending on and including the date of determination), or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers appropriate;

               (iii) the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

     (l) Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or deliver of shares of Common Stock on the redemption or conversion of shares of this Series pursuant to this paragraph (3); provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of this Series redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     (m) Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of this Series or any conversion of the shares of this Series at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding shares of this Series.

     (4) Liquidation Rights. (a) In the event of the liquidation, dissolution, or winding up of the business of the Company, whether voluntary or involuntary, the holders of shares of this Series then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of the Company having a preference and a priority over the shares of this Series on liquidation, and before any distribution to the holders of the Common Stock or any other stock ranking junior to the shares of this Series with respect to distribution upon liquidation, dissolution or winding up, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount per share of this Series in cash equal to the sum of (i) the liquidation value set forth in paragraph (1) above plus (ii) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of shares of the Company ranking junior to the shares of this Series upon liquidation. In the event the assets of the Company available for distribution to the holders of the shares of this Series upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of this Series and any shares of the Company ranking on a parity with the shares of this Series upon liquidation, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of this Series and the holders of outstanding shares of such shares of the Company ranking on a parity with the shares of this Series upon liquidation are entitled were paid in full. Except as provided in this paragraph (4), holders of this Series shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

     (b) For the purposes of this paragraph (4), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

               (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company;

               (ii) the consolidation or merger of the Company with or into one or more other corporations, or other associations;

               (iii) the consolidation or merger of one or more corporations or other associations with or into the Company; or

               (iv)      the participation by the Company in a share exchange.

     (5) Definition. As used in this Certificate, the term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, shares of Common Stock issuable upon conversion of shares of this Series shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of this Series, or shares of the Company of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such.) class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassification.

     (6) No Preemptive Rights. The holders of shares of this Series shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

     B. On June 26, 1993, the Board of Directors adopted certain resolutions with respect to the authority of the Pricing Committee of the Board of Directors and fixing the voting rights of the $1.20 Convertible Preferred Stock as follows:

     RESOLVED, that pursuant to the authority granted and vested in the Board of Directors, this Board of Directors empowers the Pricing Committee of the Board of Directors to authorize the issuance of a series (this "Series"), of the Preferred Stock of the Company (the "Preferred Stock"), which shall consist of 11,500,000 shares, and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, other than voting rights, of the shares of this Series.

     RESOLVED, that this Board of Directors fixes the voting rights of the shares of this Series as follows:

     (1) Voting Rights. (a) The holders of shares of this Series shall have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of 4/5 of a vote for each share held. The holders of shares of this Series and the holders of Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or by the Restated Certificate of Incorporation of the Company.

     (b) If at any time dividends payable on the shares of this Series are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, the holders of the shares of this Series, together with the holders of any other series of Preferred Stock then having a right to elect Directors as a result of a dividend arrearage, shall have the exclusive right (superseding the separate right of such other series to elect Directors so long as shares of this Series remain outstanding, except as otherwise expressly provided in the certificate of designation establishing such other series), voting separately as a class with any such other series, to elect two Directors of the Company, such Directors to be in addition to the number of Directors constituting the Board of Directors of the Company immediately prior to the accrual of such right. Such right of the holders of shares of this Series to elect two Directors shall, when vested, continue until all dividends in default on the shares of this Series shall have been paid in full and, when so paid, such right of the holders of shares of this Series to elect two Directors separately as a class shall cease, subject, always, to the same provisions for the vesting of such right of the holders of the shares of this Series to elect two Directors in the case of future dividend defaults. At any time when such right to elect such Directors separately as a class shall have so vested, the Company may, and upon the written request of the holders of record of not less than 20 percent of the total number of shares of this Series and such other series of Preferred Stock then outstanding shall, call a special meeting of the holders of such shares for the election of Directors to fill such newly-created directorships. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Company, in which case such newly-created directorships shall be filled by the holders of such shares of this Series and such other series of Preferred Stock at such meeting.

     The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of shares of this Series and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director. If both Directors so elected by the holders of shares of this Series and such other series of Preferred Stock shall cease to serve as Directors before their terms shall expire, the holders of the shares of this Series, together with the holders of such other series of Preferred Stock may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of such Directors whose places shall be vacant.

     (c) So long as any shares of this Series remain outstanding, the consent of the holders of at least two-thirds thereof (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting called for such purpose, shall be necessary to amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation of the Company which would materially and adversely affect any right, preference, privilege or voting power of the shares of this Series; provided, however, that any such amendment, alteration or repeal, that would authorize, create or issue any additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the shares of this Series as to dividends or on the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company, shall be deemed not to materially and adversely affect such right, preference, privilege or voting power and shall not be subject to approval by the holders of shares of this Series.

                                         MASCOTECH, INC.

                                         By:/s/ Richard A. Manoogian
                                           -------------------------
                                           Richard A. Manoogian
                                           Chairman of the Board and
                                           Chief Executive Officer


ATTEST:

/s/ James Tompkins
------------------
James Tompkins
Assistant Secretary

                        CERTIFICATE OF ELIMINATION OF THE
               DESIGNATION OF THE 12% EXCHANGEABLE PREFERRED STOCK
                               OF MASCOTECH, INC.

                      -------------------------------------

                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

                      -------------------------------------

     MascoTech, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, by resolution duly adopted on December 12, 1990, authorized the issuance of a series of 775,000 shares of 12% Exchangeable Preferred Stock, par value $1.00 per share (this "Series"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on December 19, 1990, filed a Certificate of Designations with respect to this Series in the office of the Secretary of State of Delaware.

     2. That no shares of such Series are outstanding and no shares thereof will be issued.

     3. That, at a duly called meeting of the Board of Directors of the Corporation, the following resolution was adopted:

                        "WHEREAS, by resolution of the Board of
                        Directors of the Corporation, dated
                        December 12, 1990, and by a Certificate
                        of Designations with respect to the 12%
                        Exchangeable Preferred Stock filed in
                        the office of the Secretary of State of
                        Delaware on December 19, 1990, this
                        Corporation authorized the issuance of a series of 775,000 shares of 12% Exchangeable Preferred Stock of the Corporation (this "Series") and established the voting pow-ers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

                        WHEREAS, as of the date hereof no shares of this Series are outstanding and no shares of this Series will be issued;
                        and

                        WHEREAS, it is desirable that all
                        reference to this Series be eliminated
                        from the Corporation's Restated
                        Certificate of Incorporation, as
                        amended;

                        IT IS HEREBY RESOLVED, that the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are authorized and directed in the name and on behalf of the Corporation to execute and file a Certificate with the Secretary of State of the State of Delaware setting forth a copy of this resolution whereupon all reference to such Series shall be eliminated from the Corporation's Restated Certificate of Incorporation, as amended."

     4. That, accordingly, all reference to the 12% Exchangeable Preferred Stock, par value $1.00 per share, of the Corporation is eliminated from the Corporation's Restated Certificate of Incorporation, as amended.

     IN WITNESS WHEREOF, MascoTech, Inc. has caused this Certificate to be signed by a Vice President and attested by an Assistant Secretary, as of this 1st day of October, 1993.

                                                MASCOTECH, INC.

[Corporate Seal]                                By:/s/Timothy Wadhams
                                                   ------------------

Attest:

By:/s/Barry J. Silverman
   ---------------------
    Assistant Secretary

               CERTIFICATE OF DECREASE OF THE NUMBER OF SHARES
           OF $1.20 CONVERTIBLE PREFERRED STOCK OF MASCOTECH, INC.
                 DESIGNATED AS $1.20 CONVERTIBLE PREFERRED STOCK

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     The Restated Certificate of Incorporation, as amended to date, of MascoTech, Inc., a Delaware corporation (the "Corporation"), authorizes 275,000,000 shares of capital stock, which consists of 250,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

     The Corporation, pursuant to authority conferred on the Board of Directors of the Corporation by its Restated Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, at a meeting thereof duly called and held on September 14, 1993, at which a quorum was present and acting throughout, duly adopted the following resolution:

                   "RESOLVED: That pursuant to the authority
              expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, the number of shares of the series of the $1.20 Convertible Preferred Stock of the Corporation designated as "$1.20 Convertible Preferred Stock" is reduced from 11,500,000 shares to 10,800,000 shares and that the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are authorized and directed in the name and on behalf of the Corporation to execute and file a Certificate of Decrease with the Secretary of State of the State of Delaware and to take any other actions deemed necessary or appropriate to effectuate this resolution."

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Decrease to be signed by a Vice President and attested by an Assistant Secretary this 1st day of October, 1993.

                                            MASCOTECH, INC.

ATTEST:

                                            By: /s/ Timothy Wadhams
                                               --------------------

/s/ Barry J. Silverman
----------------------
Assistant Secretary
[Corporate Seal]

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                               MASCOTECH BRAUN CO.
                                      INTO
                                 MASCOTECH, INC.

     MascoTech, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that:

     FIRST: That this corporation was incorporated on the 15th day of March, 1984, pursuant to the General Corporation Law of the State of Delaware (the "GCL").

     SECOND: That this company owns all of the outstanding shares of stock MascoTech Braun Co., a corporation incorporated on the 8th day of January, 1947, pursuant to the Business Corporation Law of the State of Michigan.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 22nd day of November, 1993, determined to and approve the did merger into itself of said MascoTech Braun Co.

          RESOLVED, that the company is authorized to execute a Certificate of Ownership and Merger, Certificate of Merger and Agreement of Merger in substantially the form attached hereto as Attachment A (collectively the "Merger Agreement"), pursuant to which MascoTech Braun Co., a Michigan corporation and wholly-owned subsidiary of the company, will be merged with and into the company, and that the transactions contemplated in the Merger Agreement are approved in all respects;

          FURTHER RESOLVED, that the merger shall become effective on January 1, 1994;

          FURTHER RESOLVED, that the officers of the company are authorized to take any and all actions and to execute, deliver and file any and all instruments, agreements, certificates, and other documents as such officer may deem necessary or appropriate to effectuate the foregoing resolutions or to carry out the purpose of intent thereof, the taking of any such action and the execution, delivery or filing of any such instrument, agreement, certificate or documents, as the case may be, conclusively to evidence the due authorization thereof by the company.

     FOURTH: This Certificate of Ownership and Merger shall be effective on January 1, 1994.

     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of MascoTech, Inc. at any time prior to the date of filing the merger with the Secretary of State.

                                                MASCOTECH, INC.


                                                By /s/Timothy Wadhams
                                                  -------------------
                                                  Timothy Wadhams
                                                   Vice President

ATTEST:

By /s/Eugene A. Gargaro, Jr.
  --------------------------
  Eugene A. Gargaro, Jr.
  Secretary

                        CERTIFICATE OF ELIMINATION OF THE
               DESIGNATION OF THE 10% EXCHANGEABLE PREFERRED STOCK
                               OF MASCOTECH, INC.

                 ----------------------------------------------

                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

                 ----------------------------------------------

     MascoTech, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, by resolution duly adopted on January 27, 1993, authorized the issuance of a series of 1,000,000 shares of 10% Exchangeable Preferred Stock, par value $1.00 per share (this "Series"), and established the voting powers, designation, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on March 26, 1993, filed a Certificate of Designations with respect to this Series in the office of the Secretary of State of Delaware.

     2. That no shares of such Series are outstanding and no shares thereof will be issued.

     3. That, at a duly called meeting of the Board of Directors of Directors of the Corporation, the following resolution was adopted:

                        "WHEREAS, by resolution of the Board of
                        Directors of the Corporation, dated
                        January 27, 1993, and by a Certificate
                        of Designations with respect to the 10%
                        Exchangeable Preferred Stock filed in
                        the office of the Secretary of State of
                        Delaware on March 26, 1993, this
                        Corporation authorized the issuance of
                        a series of 1,000,000 shares of 10%
                        Exchangeable Preferred Stock of the
                        Corporation (this "Series") and
                        established the voting powers,
                        designations, preferences and relative,
                        participating and other rights, and the
                        qualifications, limitations or
                        restrictions thereof; and

                        WHEREAS, as of the date hereof no shares of this Series are outstanding and no shares of this Series will be issued;
                        and

                        WHEREAS, it is desirable that all
                        reference to this Series be eliminated
                        from the Corporation's Restated
                        Certificate of Incorporation, as amended;
                        IT IS HEREBY RESOLVED, that the
                        Chairman of the Board, the President or
                        any Vice President and the Secretary or
                        any Assistant Secretary of the
                        Corporation are authorized and directed
                        in the name and on behalf of the
                        Corporation to execute and file a
                        Certificate with the Secretary of State
                        of the State of Delaware setting forth a copy of this resolution whereupon all reference to such Series shall be eliminated from the Corporation's Restated Certificate of Incorporation, as amended."

     4. That, accordingly, all reference to the 10% Exchangeable Preferred Stock, par value $1.00 per share, of the Corporation is eliminated from the Corporation's Restated Certificate of Incorporation, as amended.

     IN WITNESS WHEREOF, MascoTech, Inc. has caused this Certificate to be signed by a Vice President and attested by the Secretary, as of this 15th day of December, 1993.

                                          MASCOTECH, INC.

[Corporate Seal]                          By: /s/ Timothy Wadhams
                                            --------------------------
                                              Vice President

Attest:

By: /s/ Eugene A. Gargaro, Jr.
   ---------------------------
         Secretary

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                              TIEX METALS, INC.

                                     INTO

                               MASCOTECH, INC.

     MascoTech, Inc., a corporation organized and existing under the laws of Delaware (the "company"),

     DOES HEREBY CERTIFY:

               FIRST: That this corporation was incorporated on the 15th day of March, 1984, pursuant to the General Corporation Law of the State of Delaware.

               SECOND: That this corporation owns all of the out standing shares of the stock of Tiex Metals, Inc., a corporation incorporated on the 7th day of December, 1989, pursuant to the General Corporation Law of the State of Delaware.

               THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 7th day of December,1994, determined to and did merge into itself said Tiex Metals, Inc.

               FOURTH: This Certificate of Ownership and Merger shall be effective on January 1, 1995;

               FIFTH: That this corporation, by the following resolutions of its Board of Directors, determined to and did approve the merger of Tiex Metals, Inc. into itself.

               RESOLVED, that the company is authorized to execute a Certificate of Ownership and Merger, Certificate of Merger and Agreement of Merger in substantially the form attached hereto as Attachment A (collectively the Merger Agreement), pursuant to which Tiex Metals, Inc., a Delaware corporation and wholly owned subsidiary of the company, will be merged with and into the company, and that the transactions contemplated in the Merger Agreement are approved in all respects;

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                  MASCOTECH PRECISION HEADED PRODUCTS, INC.

                                    INTO

                               MASCOTECH, INC.

     MascoTech, Inc., a corporation organized and existing under the laws of Delaware, (the "company"),

     DOES HEREBY CERTIFY:

               FIRST: That this corporation was incorporated on the 15th day of March,,3 1984, pursuant to the General Corporation Law of the State of Delaware.

               SECOND: That this corporation owns all of the outstanding shares of each class of the stock of MascoTech Precision Headed Products, Inc., a corporation incorporated on the 8th day of December, 1958, pursuant to the Business Corporation Act of the State of Michigan.

               THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 7th day of December, 1994,determined to and did merge into itself said MascoTech Precision Headed Products, Inc.;

               FOURTH: This Certificate of Ownership and Merger shall be effective on January 1, 1995.

               FIFTH: That this corporation by the following resolutions of its Board of Directors, determined to and did approve the merger of MascoTech Precision Headed Products, Inc. into itself.

               RESOLVED, that the Company is authorized to execute a Certificate of Ownership and Merger, Certificate of Merger and Agreement of Merger in substantially the form attached hereto as Attachment A (collectively the "Merger Agreement"), pursuant to which MascoTech Precision Headed Products, Inc., a Michigan corporation and wholly owned subsidiary of the company, will be merged with and into the company, and that the transactions contemplated in the Merger Agreement are approved in all respects;

               FURTHER RESOLVED, that the merger shall become effective on January 1, 1995;

               FURTHER RESOLVED, that the officers of the company are authorized to take any and all actions and to execute, deliver and file any and all instruments, agreements, certificates, and other documents as such officer may deem necessary or appropriate to effectuate the foregoing resolutions or to carry out the purpose of intent thereof, the taking of any such action and the execution, delivery or filing of any such instrument, agreement, certificate or documents, as the case may be, conclusively or documents, as the case may be, conclusively to evidence the due authorization thereof by the company.

     IN WITNESS WHEREOF, said MascoTech, Inc. has caused this Certificate to be signed by Timothy Wadhams, its Vice President and attested by Eugene A. Gargaro, Jr. its Secretary, this 1st day of December, 1994.

                                 MASCOTECH, INC.


                                 BY/s/ Timothy Wadhams
                                   -------------------------
                                  Timothy Wadhams
                                  Vice President

ATTEST:

BY/s/ Eugene a. Gargaro, Jr.
  --------------------------
Eugene A. Gargaro
Secretary

                                     FORM OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                        SERIES A PARTICIPATING CUMULATIVE
                                 PREFERRED STOCK

                                       OF

                                "MASCOTECH, INC.

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware

     We, Frank M. Hennessey, Chief Executive Officer, and Timothy Wadhams, Senior Vice President and Assistant Secretary, of MascoTech, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware ("Delaware Law"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on February 17, 1998, adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

     Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 250,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities, issued by the Company.

     Section 2. Dividends and Distributions.

     (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on February 15, May 15, August 15 and November 15 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share
(rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends or other cash distributions and 1,000 times the aggregate per share amount of all non-cash dividends or other noncash distributions (other than (i) a dividend payable in shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") or
(ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Company shall at any time after February 17, 1998 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred
Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:
(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of stockholders of the Company. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Company.

     (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

     (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of, Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) The Certificate of Incorporation of the Company shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     (E) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Company shall not:

          (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for value any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under the General Corporation Law of the State of Delaware.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Company's preferred stock except any series that specifically provides that such series shall rank junior to or pari passu with the Series A Preferred Stock.

     Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 23rd day of February, 1998.

                                   MASCOTECH, INC.

                                   /s/Frank M. Hennessey
                                   ---------------------------------
                                   Frank M. Hennessey
                                   Chief Executive Officer

Attest:

/s/Timothy Wadhams
------------------
Timothy Wadhams
Senior Vice President
and Assistant Secretary

                        CERTIFICATE OF ELIMINATION OF THE
                        $1.20 CONVERTIBLE PREFERRED STOCK
                               OF MASCOTECH, INC.

                        ---------------------------------

                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

                        ---------------------------------

     MascoTech, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, by resolution duly adopted on June 30, 1993, authorized the issuance of a series of 11,500,000 shares of $1.20 Convertible Preferred Stock (this "Series"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on July 7, 1993, filed a Certificate of Designations with respect to this Series in the office of the Secretary of State of Delaware.

     2. That, pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors, by resolution duly adopted on September 14, 1993, reduced the number of shares of this Series from 11,500,000 shares to 10,800,000 shares, and, on October 8, 1993, filed a Certificate of Decrease with the Secretary of State of the State of Delaware.

     3. That no shares of such Series are outstanding and no shares thereof will be issued.

     4. That the Board of Directors of the Corporation has duly adopted the following resolutions:


            "WHEREAS, by resolution of the Board of Directors of the MascoTech, Inc., dated June 30, 1993, and by a Certificate of Designations with respect to $1.20 Convertible Preferred Stock filed in the office of the Secretary of State of Delaware on July 7, 1993, this Company authorized the issuance of a series of 11,500,000 shares of $1.20 Convertible Preferred Stock of the Company (this "Series") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

            WHEREAS, by resolution of the Board of Directors of the Company, dated September 14, 1993, and by Certificate of Decrease with respect to this Series filed in the office of the

            Secretary of State of the State of Delaware on October 8, 1993, the number of shares of this Series was reduced to 10,800,000 shares; and

            WHEREAS, as of the date hereof no shares of this Series are outstanding and no shares of this Series will be issued; and

            WHEREAS, it is desirable that all reference to this Series be eliminated from the Company's Restated
            Certificate of Incorporation, as amended; and, therefore

            IT IS HEREBY RESOLVED, that the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary of the Company are authorized and directed in the name and on behalf of the Company to execute and file a Certificate with the Secretary of State of the State of Delaware setting forth a copy of this resolution whereupon all reference to such Series shall be eliminated from the Company's Restated Certificate of Incorporation, as amended."

     5. That, accordingly, all reference to the $1.20 Convertible Preferred Stock of the Corporation is eliminated from the Corporation's Restated Certificate of Incorporation, as amended.

     IN WITNESS WHEREOF, MascoTech, Inc. has caused this Certificate to be signed by a Vice President and attested by the Secretary, as of this 17th day of February, 1998.

                                   MASCOTECH, INC.

                                   By:/s/Timothy Wadhams
                                      Timothy Wadhams, Vice President

[Corporate Seal]

Attest:

By:/s/Eugene A. Gargaro
   Eugene A. Gargaro, Secretary